EXECUTION VERSION

SECURITY AND PLEDGE AGREEMENT
(Stock, Membership Interests, Partnership Interests)

Dated as of November 13, 2018

From

SPHERE 3D CORP.,
as Debtor

To

FBC HOLDINGS S.À R.L.,
as Pledgee

SECURITY AND PLEDGE AGREEMENT
(Stock, Membership Interests, Partnership Interests)

THIS SECURITY AND PLEDGE AGREEMENT (Stock, Membership Interests, Partnership Interests) (this “Pledge Agreement”), is made as of November 13, 2018 by and among SPHERE 3D CORP., a corporation organized under the laws of Ontario, Canada (the “Debtor”), and FBC HOLDINGS S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg with R.C.S. number B.142.133 (the “Pledgee”).

RECITALS

A.      The Debtor and the Pledgee are (among others) party to an exchange and buy-out agreement dated on or around the date of this Pledge Agreement (the “Exchange Agreement”).

B.      In consideration for the Pledgee entering into the Exchange Agreement, the Debtor, as owner of the assets encumbered hereby, desires to enter into this Pledge Agreement to secure its obligations to the Pledgee under the Exchange Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.      DEFINITIONS. For purposes of this Pledge Agreement, the following terms shall have the meanings specified below.

1.1      Bankruptcy Code. The term “Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978 (11 U.S.C. §101-1130) as amended and as hereafter modified.

1.2      Business Day. “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banks in Delaware, Luxembourg or New York are generally authorized or obligated, by law or executive order, to close.

1.3      Collateral. “Collateral” shall mean, collectively:

(a)      All securities, warrants, assets, security entitlements, investment property, promissory notes, and other equivalents described in Exhibit A (collectively, the “Pledged Securities”);

(b)      All proceeds, and revenues of or from the Pledged Securities whether now owned (and as described in Exhibit A attached hereto) or hereafter acquired, all substitutions for such Pledged Securities, and all additions thereto (collectively, the “Collateral Revenues”), including (i) stock rights, rights to subscribe, liquidating dividends, stock dividends, cash dividends, interest, stock splits, warrants, options, conversion rights, puts, calls, new securities and other property to which the Debtor is or may hereafter become entitled to receive on account of such personal property; and (ii) all Proceeds of such personal property which consist of accounts, contract rights, instruments, documents, chattel paper, inventory, goods, merchandise, equipment, and general intangibles as these terms are defined in the UCC; and

PLEDGE AGREEMENT

(c)      All Collateral Records.

1.4      Collateral Records. The term “Collateral Records” shall mean all of the Debtor’s existing and hereafter acquired books, records, data and other documents relating to the assets referred to in Section 1.3(a) and (b).

1.5      Debtor. The term “Debtor” shall have the meaning given to such term in the preamble to this Pledge Agreement.

1.6      Debtor Relief Laws. The term “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

1.7      Default. “Default” means any event that has occurred and is in a cure period and which if not cured or waived on or before the end of such cure period will be an Event of Default.

1.8      Event of Default. “Event of Default” means any event of default set forth in Section 6 of this Pledge Agreement.

1.9      Liabilities. The term “Liabilities” means the obligations and liabilities of the Debtor to the Pledgee under the Exchange Agreement including but not limited to all debts, liabilities, obligations, covenants and duties of the Debtor, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against the Debtor.

1.10      Lien. The term “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement (including in the nature of, cash collateral accounts or security interests), encumbrance, lien (statutory or other), fixed or floating charge, or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

1.11      Pledge Agreement. The term “Pledge Agreement” shall mean this Pledge Agreement, any concurrent or subsequent rider to this Pledge Agreement and any extensions, supplements, amendments or modifications to this Pledge Agreement and/or to any such rider.

1.12      Pledgee. The term “Pledgee” shall have the meaning given to such term in the preamble to this Pledge Agreement.

1.13      Pledgee Expenses. The term “Pledgee Expenses” means all reasonable costs and expenses incurred by Pledgee in connection with this Pledge Agreement or the Exchange Agreement.

PLEDGE AGREEMENT

1.14      Proceeds. The term “Proceeds” shall have the meaning provided in the UCC and shall include without limitation whatever is received upon the sale, lease, exchange, collection or other disposition of Collateral or proceeds, including, without limitation, proceeds of insurance covering Collateral, tax refunds, and any and all accounts, notes, instruments, chattel paper, equipment, money, deposit accounts, goods, or other tangible and intangible property of the Debtor resulting from the sale or other disposition of the Collateral, and the proceeds thereof.

1.15      Second-Ranking Pledge. The term “Second-Ranking Pledge” means the second-ranking pledge agreement dated on or around the date of this Pledge Agreement granted by the Debtor in favour of Overland Storage, Inc.

1.16      UCC. The term “UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware; provided, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Delaware, the term “UCC” means the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

1.17      Other Terms. All terms with an initial capital letter that are used but not defined in this Pledge Agreement shall have the respective meanings given to such terms in the UCC.

2.      GRANT OF SECURITY INTEREST IN COLLATERAL. As security for the prompt and complete payment and performance of all the Liabilities, the Debtor hereby grants to Pledgee, a first priority security interest in all of the Debtor’s right, title and interest in, to and under the Collateral.

3.      DELIVERY OF COLLATERAL AND VOTING.

3.1      Collateral Delivery.

(a)      Initial Delivery of Collateral. Within 10 days after the Debtor’s execution of this Pledge Agreement and delivery of this Pledge Agreement to the Pledgee (or such later date as Pledgee may agree), as secured party, the Debtor shall deliver physical possession to the Pledgee of every stock certificate, document, instrument and chattel paper which constitutes Collateral and obtain the fully executed Consent in the form attached hereto as Exhibit B. Any such items of Collateral that are certificated securities shall be duly endorsed in blank without restriction or with a duly executed assignment separate from certificate (stock power) duly endorsed in blank without restriction and with all necessary transfer tax stamps affixed.

(b)      Future Delivery of Collateral. If at any time after the date of this Pledge Agreement, the Debtor obtains possession of any certificate or instrument constituting or representing any item of Collateral, (i) the Debtor shall promptly (and in any event within ten (10) days or such later date as Pledgee may agree in writing in its sole discretion) deliver or arrange for the prompt delivery of such certificate or instrument to Pledgee; (ii) to the extent such item represents a certificated security, the Debtor shall duly endorse such certificate in blank without restriction or deliver a duly executed assignment separate from certificate (stock power) duly endorsed in blank without restriction and with all necessary transfer tax stamps affixed; and (iii) the Debtor shall hold such Collateral separate and apart from the Debtor’s other funds and property in trust for the benefit of the Pledgee until paid or delivered to the Pledgee.

PLEDGE AGREEMENT

(c)      Uncertificated Securities. If any item of Collateral is an uncertificated “security” (as such term is defined in Article 8 of the UCC), the Debtor shall either (i) procure the issuance of a security certificate to represent such Collateral and endorse and deliver such certificate as required by Section 3.1 above; or (ii) cause the issuer thereof to register the Pledgee as the registered owner of such uncertificated security; or (iii) cause the issuer thereof to enter into an agreement, in form and substance reasonably satisfactory to the Pledgee, among the Pledgee, the registered owner of such security, and the issuer to the effect that the issuer will comply with instructions originated by the Pledgee without further consent by the registered owner; or (iv) cause the security to be credited to a securities account and execute an agreement in form reasonably acceptable to Pledgee to permit Pledgee to gain control of such asset.

3.2      Control. If any Collateral is not capable of being delivered, the Debtor shall deliver to Pledgee such financing statements or other instruments as are deemed necessary by Pledgee to enable it to perfect its security interest in such Collateral and obtain “control” or “possession” of such Collateral under applicable law.

3.3      Voting. Provided that no Event of Default has occurred and is continuing, the Debtor shall have the right to exercise all voting rights and other consensual rights and powers with respect to the Collateral for any purpose not inconsistent with the terms of this Pledge Agreement; provided, however, that (a) the Debtor shall not exercise any such right or power if, in Pledgee’s reasonable discretion, such action would, in the opinion of the Pledgee, have a material adverse effect on the value of the Collateral or impair or otherwise adversely affect the security interest or other rights of the Pledgee under this Pledge Agreement; and (b) the Debtor shall not be permitted to trade, invest, or sell the Financial Assets (as such term is defined in Article 8 of the UCC) without the prior written consent of the Pledgee, except pursuant to the Exchange Agreement.

4.      DISPOSITION OF COLLATERAL REVENUES.

4.1      Delivery to Debtor; No Event of Default. Provided that no Event of Default has occurred and is continuing, the Collateral Revenues shall be retained by Debtor to the extent provided in Section 4.3 below.

4.2      Occurrence of Event of Default. If an Event of Default has occurred and is continuing, the Pledgee shall have the right to hold and apply the Collateral Revenues as provided below.

4.3      Payment of Cash Dividends and Interest. Provided that no Default or Event of Default shall have occurred and be continuing, the Debtor shall be entitled to receive all cash dividends and interest payable in connection with the Collateral, and all Collateral Revenues, including without limitation the following, which are referred to as “Liquidation Dividends,” (a) cash dividends paid or payable in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus, or paid-in capital of the issuer of such Collateral; and (b) cash paid, payable, or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral. If at any time and for any reason the Debtor receives any Collateral Revenues other than those that the Debtor is entitled to receive under this Section 4.3, the Debtor (i) shall immediately deliver such Collateral Revenues to the Pledgee in the original form received by the Debtor; (ii) shall execute and deliver to the Pledgee such documents of transfer respecting such Collateral Revenues as the Pledgee may require, including an endorsement in blank of any certificate evidencing such Collateral Revenues; (iii) shall not commingle such Collateral Revenues with any of the Debtor’s other funds or property; and (iv) shall hold such Collateral Revenues separate and apart from the Debtor’s other funds and property in trust for Pledgee until paid or delivered to the Pledgee.

PLEDGE AGREEMENT

5.      COVENANTS, REPRESENTATIONS AND WARRANTIES.

5.1      Debtor’s Covenants. The Debtor hereby covenants and agrees that during the term hereof and until all Liabilities (other than contingent indemnification obligations) are fully paid and performed:

(a)      Article 8 Opt In. The Debtor shall not take any action to cause any membership interest, partnership interest, or other equity interest issued by it or any of its Subsidiaries to be or become a “security” within the meaning of, or to be governed by Article 8 of the UCC as in effect under the laws of any state having jurisdiction and shall not itself, and shall not cause or permit any of its Subsidiaries to, “opt in” or to take any other action seeking to establish any such membership interest, partnership interest or other equity interest as a “security” or to become certificated unless certificates evidencing such membership interest, partnership interest or other equity interest are pledged and delivered to the Pledgee, together with all assignments separate from certificate and other documents as the Pledgee shall reasonably request.

(b)      Further Assurances. The Debtor shall deliver to Pledgee promptly or ensure that Pledgee promptly receives (i) all Collateral that the Debtor is obligated to deliver to the Pledgee under Section 3.1 above; (ii) all financing statements and all other documents that Pledgee deems necessary or desirable to evidence the transfer and pledge of the Collateral to Pledgee as provided in this Pledge Agreement; (iii) such specific acknowledgments, assignments, stock or bond powers, Regulation U Statement of Purpose forms, and other documents as the Pledgee may request relating to the Collateral; and (iv) copies of records and other reports relating to the Collateral in such form and detail and at such times as the Pledgee may from time to time reasonably require.

(c)      Changes in Collateral. The Debtor shall give prompt notice to Pledgee of any threatened or asserted dispute or claim with respect to the Collateral, which could reasonably be expected, in the opinion of the Pledgee, to have a material adverse effect on the Collateral.

(d)      Dealings. The Debtor may not (i) sell, assign (by operation of law or otherwise), otherwise dispose of, grant any option with respect to, or otherwise deal with, any of the Collateral, except pursuant to the Exchange Agreement or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for (A) the security interest in favor of Pledgee under this Pledge Agreement and (B) the Second-Ranking Pledge.

PLEDGE AGREEMENT

(e)       Perfection. From time to time upon Pledgee’s request, the Debtor (i) shall execute and deliver to Pledgee, and give, file or record, at the Debtor’s expense, all notices and other documents that Pledgee deems reasonably necessary or appropriate in order for the Pledgee to maintain a first priority perfected security interest in the Collateral; and (ii) shall perform such other acts, and execute and deliver to Pledgee such additional assignments, agreements, instruments and other documents, as Pledgee may reasonably request in connection with the administration and enforcement of this Pledge Agreement or the Pledgee’s exercise of any or all of its rights, powers and remedies under this Pledge Agreement.

(f)        Litigation Cooperation. The Debtor, at its expense, shall appear in and use commercially reasonable efforts to defend any action or proceeding which may materially and adversely affect the Debtor’s title to all or part of the Collateral or Pledgee’s security interest in the Collateral.

(g)       Changes. Without prior written notice to Pledgee, the Debtor will not change its name, mailing address, or its state of incorporation.

(h)       Pledge Amendment. The Debtor will, upon obtaining ownership of any additional Equity Security or promissory notes or instruments constituting Collateral or Equity Security or promissory notes or instruments otherwise required to be pledged to Pledgee, which Equity Securities, notes or instruments are not already pledged under this Pledge Agreement, promptly (and in any event within five (5) Business Days or such later date as Pledgee may agree in writing in its sole discretion) deliver to Pledgee a Pledge Amendment, duly executed by the Debtor, in substantially the form of Schedule I hereto (a “Pledge Amendment”) in respect of any such additional Equity Security, notes or instruments, pursuant to which the Debtor shall pledge to Pledgee all of such additional Equity Security, notes and instruments. The Debtor hereby authorizes Pledgee to attach each Pledge Amendment to this Pledge Agreement and agrees that all Collateral listed on any Pledge Amendment delivered to Pledgee shall for all purposes hereunder be considered Collateral.

5.2      Debtor’s Representations. The Debtor represents and warrants to Pledgee as follows:

(a)      Ownership of Collateral. The Debtor is the sole legal and beneficial owner of the Collateral, free and clear of all Liens, except (i) for the security interest in favor of Pledgee under this Pledge Agreement (ii) as provided in the Exchange Agreement and (iii) the Second-Ranking Pledge.

(b)      Status of Collateral. All of the Collateral consisting of securities has been duly and validly issued and is fully paid for and non-assessable. Except for Collateral that the Debtor has previously disclosed to Pledgee as “restricted securities” or securities held by an “affiliate” (as such terms are defined in Rule 144 under the Securities Act of 1933, as amended), including Collateral consisting of the stock of any subsidiary of the Debtor, or as may be specifically stated to the Pledgee in writing prior to the date of this Pledge Agreement, all of the Collateral is transferable without prior notice to, or approval or consent from, any person or governmental or regulatory authority, and there exists no condition or restriction or restrictive legend to or affecting the transfer of the Collateral.

PLEDGE AGREEMENT

(c)      Authority to Pledge. The Debtor has full rights and authority to pledge the Collateral in the manner hereby specified; and (except for approvals which have already been obtained) no consent of any governmental body or regulatory authority is necessary for the rights created hereunder to be valid.

(d)      Continuing Warranties. The Debtor’s warranties and representations set forth in this Section 5 and in any exhibit hereto shall be true and correct at the time of execution of this Pledge Agreement by the Debtor and on a continuing basis until the Liabilities have been satisfied.

(e)      Warranties and Representations Cumulative. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which the Debtor shall give, or cause to be given, to Pledgee, either now or hereafter, in connection with the Exchange Agreement.

6.      EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default under this Pledge Agreement, at the option of the Pledgee.

6.1      Breach of Pledge Agreement. (i) Any representation or warranty hereunder proves to have been incorrect in any material respect when made or deemed made, (ii) the Debtor breaches any provision of this Pledge Agreement which cannot be cured or (iii) the breach by the Debtor of any other provision of this Pledge Agreement that remains uncured for a period of thirty (30) days after the earlier of (a) the Debtor’s actual knowledge of such Event of Default or failure and (b) the Debtor’s receipt of Pledgee’s written notice hereof.

6.2      Breach of Other Agreements. The occurrence and continuance of a breach by the Debtor of its obligations under the Exchange Agreement.

6.3      Lien Priority. Pledgee shall cease to have a valid and perfected first priority Lien upon any material item of the Collateral purported to be covered by such security interest.

6.4      Seizure of Assets. If all or any material item(s) of the Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon and such action could reasonably be expected, in the opinion of the Pledgee, to cause a material adverse effect on the Collateral.

7.      PLEDGEE’S RIGHTS AND REMEDIES ON DEFAULT. The exercise of remedies hereunder shall be made by Pledgee upon the terms and conditions contained herein. If an Event of Default shall have occurred and be continuing and has not been cured or waived in writing by the Pledgee, Pledgee shall have the following rights and powers and may, at Pledgee’s option, without notice of its election and without demand, do any one or more of the following, all of which are hereby authorized by the Debtor:

PLEDGE AGREEMENT

7.1      UCC Rights. The Pledgee shall have all of the rights and remedies of a secured party under the UCC and under all other applicable laws.

7.2      Assembly of Collateral. The Pledgee may require the Debtor to assemble the Collateral and make it available to the Pledgee at a place designated by the Pledgee.

7.3      Possession of Collateral. Pledgee, without a breach of the peace, may enter any of the premises of the Debtor and search for, take possession of, remove, keep or store any or all of the Collateral. If the Pledgee seeks to take possession of any or all of the Collateral by court process, the Debtor irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose without regard to the adequacy of the security for the Liabilities.

7.4      Foreclose on Collateral. Pledgee shall have the right to sell and dispose of the Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Pledgee may deem satisfactory. Pledgee may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same, absolutely free from any right or claim of whatsoever kind. Pledgee is authorized, at any such sale, if it deems it advisable so to do, to restrict the prospective bidders or purchasers of any of the Collateral to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any of the Collateral. Upon any such sale the Pledgee shall have the right to deliver, assign, and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold free from any claim or right of whatsoever kind of the Debtor or any other Person, including any equity or right of redemption of the Debtor, who, to the extent permitted by law, specifically waives any now existing or hereafter acquired rights of redemption, stay or appraisal. Pledgee shall give Debtor: (i) ten (10) days written notice of its intention to make any such public or private sale; or (ii) two (2) days’ notice of any sale at a broker’s board or on a securities exchange. Such notice, in case of a public sale, shall state the time and place fixed for such sale, and, in case of sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof being so sold, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Pledgee may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Pledgee may determine. Pledgee shall not be obligated to make any such sale pursuant to any such notice. Pledgee may, without notice or publication, postpone any public or private sale or cause the same to be postponed from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so postponed. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Pledgee until the selling price is paid by the purchaser thereof, but the Pledgee shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

PLEDGE AGREEMENT

7.5      Judicial Action. Pledgee, in its discretion, may proceed by a suit or suits at law or in equity to foreclose its security interests in the Collateral under a judgment or decree of a court or courts of competent jurisdiction. The Debtor agrees that any disposition of Collateral by way of a private placement or other method which, in the opinion of the Pledgee, is required or advisable under federal and state securities laws is commercially reasonable.

7.6      Collateral Revenues. The Debtor’s rights, if any, to receive any Collateral Revenues shall automatically cease, and all Collateral Revenues shall be paid to the Pledgee. Any and all Collateral Revenues received by the Pledgee may be retained by the Pledgee as additional Collateral or, in the Pledgee’s discretion, may be applied toward the satisfaction of the Liabilities. In such event the Pledgee shall have the right and power to receive, endorse and collect all checks and other orders for payment of money made payable to the Debtor representing any dividend or other distribution payable or distributable in respect of any Collateral.

7.7      Information. Without limiting the generality of this Section 7, it shall conclusively be deemed to be commercially reasonable for the Pledgee to direct any prospective purchaser of any or all of the Collateral to the Debtor to ascertain all information concerning the status of the Collateral.

7.8      Commercially Reasonable Actions by Pledgee. The Debtor acknowledges that it may be impracticable or extremely difficult to effect a public sale of all or part of the Collateral by reason of certain restrictions contained in state and federal securities laws, as now or hereafter in effect. Because of such restrictions, and without limiting the generality of this Section 7, it shall conclusively be deemed to be commercially reasonable for the Pledgee to do any or all of the following:

(a)      To resort to one or more private sales to a single purchaser or a restricted group of purchasers who may be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof; and

(b)      To impose restrictions and conditions with respect to (i) the ability of a purchaser or bidder to bear the economic risk of an investment in the Collateral; (ii) the knowledge and experience of business and financial matters of a purchaser or bidder; (iii) the access of a purchaser or bidder to information regarding the Collateral; and (iv) such other matters as the Pledgee determines to be necessary or advisable to comply with any state or federal securities laws.

7.9      No Registration Required. The Debtor acknowledges that some or all of the conditions and restrictions which may be imposed by the Pledgee pursuant to Section 7.8 above may result in reduced proceeds being received upon the sale of the Collateral than would otherwise have been obtained. Pledgee shall have no obligation to delay the sale of any or all of the Collateral for the period of time necessary to permit registration by the issuer of any securities comprising the Collateral, even if such registration would be possible under applicable state and federal securities law.

PLEDGE AGREEMENT

7.10      Other Procedures. Pledgee’s disposition of any or all of the Collateral shall not be deemed to be commercially unreasonable solely because the manner of disposition differs from the procedures specified in this Section 7.

7.11      Foreclosure. If the Pledgee has reduced its claims for breach of any of the obligations to judgment, the lien of any levy which may be made on any or all of the Collateral by virtue of any execution based upon such judgment shall relate back to the date of the Pledgee’s perfection of its security interest in such Collateral. A judicial sale pursuant to such execution shall constitute a foreclosure of the Pledgee’s security interest by judicial procedure, and the Pledgee may purchase at such sale and thereafter hold the Collateral free of all rights of the Debtor therein.

7.12      Discharge Claims. Pledgee may discharge claims, demands, liens, security interests, encumbrances and taxes affecting any or all of the Collateral and take such other actions as the Pledgee determines to be necessary or appropriate to protect the Collateral and the Pledgee’s security interest therein. Pledgee, without releasing the Debtor or any other Person from any of the Liabilities, may perform any of the Liabilities in such manner and to such extent as the Pledgee determines to be necessary or appropriate to protect the Collateral and the Pledgee’s security interest therein.

7.13      Proceeds of Sale. The proceeds of any sale or disposition of the Collateral by the Pledgee shall be applied in the following order of priority:

(a)      First, to all liabilities, obligations, costs, and expenses, including reasonable attorneys’ fees and costs, incurred by the Pledgee in exercising any of its rights or remedies under this Pledge Agreement, including the costs and expenses of retaking, holding, and selling any or all of the Collateral;

(b)      Second, to the payment of the Liabilities in such order and amounts as the Pledgee may determine in its discretion;

(c)      Third, to the satisfaction of indebtedness secured by any subordinate security interest in the Collateral if written demand therefor is received by the Pledgee before distribution of any such proceeds. If requested by the Pledgee, the holder of a subordinate security interest in the Collateral shall furnish the Pledgee with proof of its interest in the Collateral acceptable to the Pledgee, and unless such holder does so, the Pledgee shall have no obligation to comply with such holder’s demand; and

(d)      Fourth, the surplus, if any, shall be paid to Debtor.

7.14      Voting Rights. Following not less than one (1) Business Day’s advance written notice to the Debtor, Pledgee may exercise any or all warrants, options, conversion rights, puts, calls, voting rights, and other rights with respect to any or all of the Collateral (collectively the “Voting and Stock Rights”) in such manner and to such extent as the Pledgee in its reasonable discretion determines to be necessary or appropriate, and the Debtor’s rights and authority to exercise the Voting and Stock Rights shall automatically terminate upon the delivery of such notice. Notwithstanding anything to the contrary contained in this Pledge Agreement, the Pledgee shall have no obligation to exercise any or all Voting and Stock Rights, and the Pledgee shall have no liability or responsibility of any kind to the Debtor or any other party for the Pledgee’s exercise or delay or failure to exercise any or all of the Voting and Stock Rights. In connection with the Pledgee’s exercise of any or all of the Voting and Stock Rights, the Pledgee shall have the right (a) to deposit or surrender control of any or all of the Collateral to any third Person; (b) to accept other property in exchange for the Collateral; and (c) to take such other actions as the Pledgee in its discretion determines to be necessary or appropriate.

PLEDGE AGREEMENT

8.      LIABILITY FOR DEFICIENCY. The Debtor shall at all times remain liable for any deficiency remaining on the Liabilities, and is liable after any disposition of any or all of the Collateral and after the Pledgee’s application of any proceeds to the Liabilities.

9.      POWER OF ATTORNEY. The Debtor irrevocably (until the Liabilities are paid in full and the Revolving Commitments have been terminated) appoints the Pledgee, with full power of substitution, as the Debtor’s attorney-in-fact, coupled with an interest, with full power, in the Pledgee’s own name or in the name of the Debtor:

9.1      At any time after the occurrence and during the continuation of an Event of Default, to do any or all of the following:

(a)      Endorse any checks, drafts, money orders, notes, and other instruments or documents representing or evidencing the Collateral;

(b)      Pay or discharge claims, demands, liens, security interests, encumbrances, or taxes affecting or threatening the Collateral;

(c)      Receive payment of all Collateral Revenues;

(d)      Commence, prosecute or defend any suit, action or proceeding relating to any or all of the Collateral;

(e)      Instruct any accountant or other third Person having custody or control of any Collateral Records to deliver such records to the Pledgee;

(f)      Sell, transfer, pledge, make any agreement with respect to, or otherwise deal with the Collateral as though the Pledgee were the owner thereof for all purposes; and

(g)      To execute any security agreement, assignment, notice, and all other documents which the Pledgee, in its discretion, determines to be necessary or appropriate in order to (a) perfect or maintain the Pledgee’s security interest in the Collateral; (b) exercise any or all of the Pledgee’s rights under this Pledge Agreement; or (c) to consummate or effectuate any of the transactions contemplated by this Pledge Agreement.

10.      WAIVERS. Except as expressly provided hereunder, the Debtor hereby waives presentment, demand for payment, protest, notice of demand, dishonor, protest and nonpayment, and all other notices and demands in connection with the delivery, acceptance, performance, default under, and enforcement of the Liabilities. The Debtor waives the right to assert any statute of limitations as a defense to the enforcement of any of the Liabilities to the fullest extent permitted by law. The Debtor hereby irrevocably waives, to the fullest extent permitted by law, all defenses in the nature of suretyship that at any time may be available in respect of the Debtor’s obligations hereunder by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

PLEDGE AGREEMENT

11.      CUMULATIVE REMEDIES. The Pledgee’s rights and remedies under this Pledge Agreement are cumulative with and in addition to all other rights and remedies which the Pledgee may have. The Pledgee may exercise any one or more of its rights and remedies under this Pledge Agreement at the Pledgee’s option and in such order as the Pledgee may determine in its discretion. The Pledgee may exercise its rights under this Pledge Agreement from time to time and at such times as the Pledgee may determine.

12.      ACTIONS. The Pledgee shall have the right, but not the obligation, to commence, appear in, or defend any action or proceeding which affects or which the Pledgee determines may affect (a) the Collateral; or (b) the Debtor’s or the Pledgee’s rights under this Pledge Agreement.

13.      INDEMNITY. The Debtor agrees to defend, indemnify and hold harmless Pledgee, and its respective officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party related to or in connection with the transactions contemplated by this Pledge Agreement or the Collateral, and (b) all losses or expenses in any way suffered, incurred, or paid by Pledgee as a result of or in any way arising out of, following or consequential to the transactions between Pledgee and the Debtor under this Pledge Agreement or the Collateral (including without limitation, reasonable attorneys fees and reasonable expenses), except for losses arising from or out of Pledgee’s gross negligence or willful misconduct.

14.      GENERAL.

14.1      Taxes and Other Expenses Regarding the Collateral. If the Debtor fails to pay promptly when due to any person or entity monies which the Debtor is required to pay by reason of any provision in this Pledge Agreement, Pledgee may, but need not, pay the same and charge the Debtor’s account therefor, and the Debtor shall promptly reimburse Pledgee therefor. Any payments made by Pledgee shall not constitute: (a) an agreement by Pledgee to make similar payments in the future, or (b) a waiver by Pledgee of any default under this Pledge Agreement. Pledgee need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

(a)      14.2 Notices. Any notice made or required to be given pursuant to this Pledge Agreement shall be in writing and shall be transmitted to the relevant address set forth below, may be delivered by the following modes of delivery, and shall be effective as follows:

Mode of Delivery	Effective on earlier of actual receipt and:

Courier:	Scheduled delivery date
Electronic Mail	When receipt of the transmission has been
confirmed by the recipient (including upon receipt
of a “read receipt” from the recipient)

Mail:	Fourth Business Day after deposit in U.S. mail first
class postage pre-paid
Personal delivery:	When received

PLEDGE AGREEMENT

(a)	if to the Debtor, at

Address: Sphere 3D Corp.
9112 Spectrum Center Blvd.
San Diego, CA 92123
Attn: Kurt Kalbfleisch, CFO
E-mail: kkalbfleisch@sphere3d.com

with a copy (which shall not constitute notice) to:
O’Melveny & Myers LLP
Two Embarcadero Center, 28th Floor
San Francisco, CA 94111
Attn: Jennifer Taylor and Paul Sieben
Email: jtaylor@omm.com and psieben@omm.com

or at such other address for notice as the Debtor shall last have furnished in writing to the Pledgee; and

(b)	if to the Pledgee, at

FBC Holdings S.à r.l.
c/o Cyrus Capital Partners, L.P.
65 East 55th Street,
New York, NY 10022
Attention: Daniel Bordessa
Email: dbordessa@cyruscapital.com and ops@cyruscapital.com

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius UK LLP
Condor House, 5-10 St. Paul's Churchyard
London EC4M 8AL United Kingdom
Attn: Georgia Quenby and Victoria Thompson
Email: georgia.quenby@morganlewis.com and
victoria.thompson@morganlewis.com

or at such other address for notice as the Pledgee shall last have furnished in writing to the Debtor.

PLEDGE AGREEMENT

14.3      Termination. At such time as the Debtor shall completely satisfy all of the Liabilities (other than contingent indemnification obligations) secured hereunder, this Pledge Agreement shall terminate and Pledgee shall promptly, but in no event more than five (5) Business Days after such satisfaction, execute and deliver to the Debtor all instruments as may be necessary or proper to reinvest in the Debtor full title to the property assigned hereunder, subject to any disposition thereof which may have been made by Pledgee pursuant hereto.

14.4      Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

14.5      Amendment. This Pledge Agreement may be modified only by a written agreement signed by the Debtor and the Pledgee.

14.6      Agreement Binding; Assignment. This Pledge Agreement shall be binding and deemed effective when executed by the Debtor and Pledgee. This Pledge Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that the Debtor may not assign this Pledge Agreement, or any rights hereunder without Pledgee’s prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Pledgee shall release the Debtor from its obligations to Pledgee.

14.7      Time of Essence. Time is of the essence of each provision of this Pledge Agreement.

14.8      Article and Section Headings. Article and section headings and article and section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each article and section applies equally to this entire Pledge Agreement.

14.9      Construction. Neither this Pledge Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Pledgee or the Debtor, whether under any rule of construction or otherwise. On the contrary, this Pledge Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

14.10      Performance of Covenants. The Debtor shall perform all of its covenants under this Pledge Agreement at its sole cost and expense.

14.11      Term. This Pledge Agreement shall continue in full force and effect as long as any of the Liabilities are outstanding or until terminated by written agreement of the Pledgee.

14.12      Severability. Each provision of this Pledge Agreement shall be severable from every other provision of this Pledge Agreement for the purpose of determining the legal enforceability of a specific provision. Without limiting the generality of the preceding sentence, if the Pledgee’s security interest in any part of the Collateral is held to be unlawful, void, voidable or unenforceable for any reason, such defect shall in no way affect the validity or enforceability of the remaining terms and conditions of this Pledge Agreement.

PLEDGE AGREEMENT

14.13      No Third Party Beneficiaries. This Pledge Agreement is entered into for the sole protection and benefit of Pledgee and the Debtor, as applicable, and their respective permitted successors and assigns. No other Person shall have any rights or causes of action under this Agreement.

14.14      Counterparts. This Pledge Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together shall constitute the same instrument.

14.15      No Waiver By Pledgee. No waiver by the Pledgee or any of its rights or remedies in connection with the Liabilities or any of the terms and conditions of this Pledge Agreement shall be effective unless such waiver is in writing and signed by the Pledgee.

14.16      Choice of Law. The validity of this Pledge Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined under, governed by and construed in accordance with the laws of the State of Delaware. The parties agree that all actions or proceedings arising in connection with this Pledge Agreement shall be tried and litigated only in the courts of the State of Delaware.

[Signature page follows]

PLEDGE AGREEMENT

All terms and conditions set forth in the Exhibits and any Addendum(s) attached to this Pledge Agreement are incorporated by this reference.

SPHERE 3D CORP., a corporation organized under the laws of Ontario, Canada, as Debtor

By:	/s/ Peter Tassiopoulos
	Name:	Peter Tassiopoulos
	Its:	President

[Signature page to Sphere Security and Pledge Agreement]

PLEDGE AGREEMENT

FBC HOLDINGS S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg, as Pledgee

By: /s/ Trustmoore Luxembourg S.A.
Name: Trustmoore Luxembourg S.A.
Title: Manager A

By: /s/ Cyrus Capital Partners, L.P.
Name: Cyrus Capital Partners, L.P.
Title: Manager B

[Signature page to Sphere Security and Pledge Agreement]

Exhibit A

This Exhibit is attached to and made a part of the Security and Pledge Agreement (Stock, Membership Interests, Partnership Interests) dated as of November 13, 2018.

Debtor	Number of Shares or Description of Other Assets Pledged as Collateral	Issuer’s Name	Issuer’s Jurisdiction of Formation	Number of Issued and Outstanding shares of the Issuer	Par Value	Identification No.*
Sphere 3D Corp.	1,879,669 Series A Preferred Stock	Silicon Valley Technology Partners, Inc	Delaware	8,444,444 Series A Preferred Stock	$0.0001	PS A-1

* Certificate Number or CUSIP Number

A-1

EXHIBIT B

 CONSENT OF COMPANY

[NAME OF COMPANY], a _________________________(“Company”), hereby consents to the collateral assignment by [__________], a [_________] (“Debtor”), of all of its right, title and interest in [ ]% of all [shares][limited liability company interests] in Company to FBC HOLDINGS S.À R.L., as Pledgee (“Pledgee”) subject to the terms and conditions of that certain Security and Pledge Agreement granted by the Debtor in favour of the Pledgee dated November , 2018 (as amended, supplemented, restated or modified from time to time, “Pledge Agreement”) and agrees to be bound by the terms of the Pledge Agreement to which this consent is attached.

COMPANY:

[NAME OF COMPANY]

By:
Name:
Title:

B-1

SCHEDULE I

PLEDGE AMENDMENT

This Pledge Amendment, dated _______________, 20__ is delivered pursuant to Section 5.1(h) of the Pledge Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Section 5.2 of the Pledge Agreement are and continue to be true and correct, both as to the promissory notes, instruments and Equity Securities pledged prior to this Pledge Amendment and as to the promissory notes, instruments and Equity Securities pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to that certain Security and Pledge Agreement, dated November [ ] , 2018 between the undersigned, as Debtor and FBC Holdings S.à r.l., a société à responsabilité limitée incorporated under the laws of Luxembourg with R.C.S. number B.142.133, as Pledgee (as amended, supplemented, restated or modified from time to time, the “Pledge Agreement”; capitalized terms used herein shall have the same meanings as in the Pledge Agreement) and that the Collateral listed on this Pledge Amendment shall be and become a part of the Collateral referred to in said Pledge Agreement and shall secure all Liabilities referred to in said Pledge Agreement.

SPHERE 3D CORP.

By:
Name:
Title:

Additional Collateral:

[TBD]